Exhibit 10.19.3
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of May 28, 2010, by and between Citibank, N.A. (“Lender”) and Energy Recovery, Inc., a Delaware corporation (“ERI”), and Pump Engineering, Inc., a Delaware corporation (“Pump Engineering” and jointly and severally with ERI, the “Borrower”), with respect to the Loan and Security Agreement between ERI and Lender dated as of January 7, 2009 (as amended and modified through but excluding the date hereof, the “Agreement”).
RECITALS
     A. ERI, Pump Engineering and Lender are parties to the Agreement.
     B. The parties have agreed to the changes in the Agreement and the other matters set forth below.
     NOW THEREFORE, IT IS AGREED THAT:
     1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement have the same meaning where used herein.
     2. Amendments.
          (a) The definition of “Cash Secured Letters of Credit” in Section 1.1 of the Agreement is amended and restated as follows:
     “Cash Secured Letters of Credit” means the aggregate face amount of the Permitted Comerica Letters of Credit and the Permitted PNC Letters of Credit plus the aggregate face amount of any other cash-secured letters of credit with Borrower or any of its Subsidiaries as the applicant.
          (b) The definition of “Encumbered Cash” in Section 1.1 of the Agreement is amended and restated as follows:
     “Encumbered Cash” means (1) cash and Cash Equivalents, if any, that have been pledged as collateral to Comerica Bank under the Comerica Control Agreement and (2) cash and Cash Equivalents that have been pledged as collateral to PNC Bank under the PNC Control Agreement.
          (c) The definition of “Letter of Credit” in Section 1.1 of the Agreement is amended and restated as follows:
     “Letter of Credit” means a standby letter of credit issued by Lender or another institution based upon an application, guarantee, indemnity, warranty or similar agreement on the part of Lender as set forth in Section 2.1.2, which definition specifically excludes the Permitted Comerica Letters of Credit and the Permitted PNC Letters of Credit.
          (d) The definition of “Letter of Credit Availability Amount” in Section 1.1 of the Agreement is amended and restated as follows:

     “Letter of Credit Availability Amount” means (i) $15,850,000 minus (ii) the outstanding principal amount of all Advances minus (iii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).
          (e) Clause (a) of the definition of “Permitted Liens” in Section 1.1 of the Agreement is amended and restated as follows:
     (a) the Lien arising from the pledge of cash pursuant to the Comerica Control Agreement to secure the Permitted Comerica Letters of Credit and the Lien arising from the pledge of cash pursuant to the PNC Control Agreement to secure the Permitted PNC Letters of Credit;
          (f) Clause (a) of the definition of “Permitted Indebtedness” in Section 1.1 of the Agreement is amended and restated as follows:
     (a) Permitted Comerica Letters of Credit and Permitted PNC Letters of Credit;
          (g) A definition of “Permitted PNC Letters of Credit” is added to Section 1.1 of the Agreement as follows:
     “Permitted PNC Letters of Credit” means the standby letters of credit issued by PNC Bank described on Exhibit H hereto.
          (h) A definition of “PNC Control Agreement” is added to Section 1.1 of the Agreement as follows:
     “PNC Control Agreement” means the agreement(s) or arrangement(s) made between PNC Bank and Pump Engineering with respect to the pledge of cash in an account at PNC Bank to secure the Permitted PNC Letters of Credit.
          (i) The definition of “Revolving Line Maturity Date” in Section 1.1 of the Agreement is amended and restated as follows:
     “Revolving Line Maturity Date” means May 31, 2012.
          (j) The definition of “Total Availability Amount” in Section 1.1 of the Agreement is amended and restated as follows:
     “Total Availability Amount” is $16,000,000.
          (k) Section 6.2(c) of the Agreement is amended and restated as follows:
     (c) Within forty-five (45) days after the last day of each of the first three quarters of Borrower’s fiscal year, deliver to Lender its quarterly financial statements together with a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.
          (l) The number “2.50” in Section 6.6(a) is changed to “2.25”.
          (m) Exhibit H is added to the Agreement in the form attached to this Amendment.

          (n) Lines B and G in Section I of Schedule 1 to the Compliance Certificate are amended and restated as follows:

B.	Cash and Cash Equivalents, if any, that have been pledged as collateral to Comerica Bank under the Comerica Control Agreement or to PNC Bank under the PNC Control Agreement	$

G.	Aggregate face amount of the Permitted Comerica Letters of Credit and Permitted PNC Letters of Credit plus the aggregate face amount of any other cash-secured letters of credit with Borrower or any of its Subsidiaries as the applicant	$
     3. Waiver and Agreement.
          (a) If and to the extent an Event of Default existed under the Agreement prior to the effectiveness of this Amendment because of the letters of credit described in Exhibit H attached to this Amendment (such default, the “PNC-related Default”), upon effectiveness of this Amendment as set forth in Section 8 below, Lender waives that Event of Default. The foregoing waiver is a limited waiver and may not be deemed to constitute a waiver of or consent to any other existing or future departure from the terms of, or Event of Default under, any of the Loan Documents, or as a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, under any of the Loan Documents, other than as specifically set forth in this Amendment.
          (b) Borrower agrees that, as each Permitted PNC Letter of Credit expires, Pump Engineering and ERI will promptly cause PNC Bank to transfer the funds securing that Permitted PNC Letter of Credit to ERI’s deposit account at Citibank, N.A. Borrower further agrees that its failure to comply with the previous sentence is an Event of Default under the Agreement.
     4. Payment of Fees and Expenses. Borrower must pay Lender, on demand, a commitment fee of $72,000 (which fee of 45 bps on the Total Availability Amount includes the amendment fee) plus all fees and expenses (including attorneys’ fees) incurred by Lender in connection with the negotiation and preparation of this Amendment and all documents related thereto.
     5. Continued Validity of Agreement. Except as modified by this Amendment, the Agreement and all Loan Documents will continue in full force and effect as originally constituted and are ratified and affirmed by the parties hereto. Each reference in the Agreement or the other Loan Documents to the Agreement means the Agreement, together with this Amendment, unless the context otherwise requires. This Amendment and the Agreement must be read as one document.
     6. Compliance with Loan Documents. Borrower represents and warrants to Lender as follows: (a) as of the effective date of this Amendment, Borrower has complied, and is in compliance with, all of the terms, covenants and conditions of the Agreement and the other Loan Documents; (b) as of the effective date of this Amendment, there exists no Event of Default under the Agreement or any of the other Loan Documents or an event which would constitute an

Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified therein; (c) the representations and warranties of Borrower in the Agreement and the other Loan Documents are true and with the same effect as of the date hereof; and (d) Borrower will continue to be in compliance with all of the terms, covenants and conditions of the Agreement and the other Loan Documents, and all representation and warranties will continue to be true, upon this Amendment becoming effective.
     7. Authorization. Each party represents to the others that the individual executing this document on its behalf is the duly appointed signatory of such party to this document and that such individual is authorized to execute this document by or on behalf of such party and to take all action required by the terms of this document.
     8. When Amendment is Effective. This Amendment will be deemed binding and effective when:
          (a) this Amendment is executed by Pump Engineering, ERI and Lender, and Lender has received a fully executed original of this Amendment;
          (b) the Consent of Guarantors attached hereto is executed by the parties thereto and Lender has received a fully executed original thereof;
          (c) Lender receives payment of the commitment fee and Lender Expenses as specified in Section 4 of this Amendment.
     9. No Novation. This Amendment is not intended to be, and may not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement will remain in full force and effect.
     10. Entire Agreement. This document constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.
     11. Counterparts. This document may be executed in any number of counterparts, each of which will be an original, but all of which together constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this document as of the date first set forth above.

LENDER:			BORROWER:

Citibank, N.A.			Energy Recovery, Inc., a Delaware corporation

By	/s/ Joan Considine		By	/s/ Thomas Willardson

	Name:	Joan Considine		Name:	Thomas Willardson
	Title:	Vice President		Title:	Chief Financial Officer

Pump Engineering, Inc., a Delaware corporation

			By	/s/ Thomas Willardson

				Name:	Thomas Willardson
				Title:	Chief Financial Officer

Exhibit H
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CONSENT OF GUARANTORS
     The undersigned each executed a Guaranty dated as of January 7, 2009 in favor of Citibank, N.A. with respect to the indebtedness and other obligations of the Borrower (the “Guaranty”). The undersigned acknowledge that Lender has no obligation to provide them with notice of, or to obtain their consent to, this Third Amendment to Loan and Security Agreement. The undersigned nevertheless have reviewed and consent to, the above Amendment, and acknowledge that the Guaranty remains fully valid, binding and enforceable against them in accordance with its terms.
Dated: May 28, 2010

GUARANTOR(S): Osmotic Power, Inc., a Delaware corporation
By:	/s/ Thomas Willardson
	Name:	Thomas Willardson
	Title:	Chief Financial Officer

Energy Recovery, Inc., International, a Delaware corporation
By:	/s/ Thomas Willardson
	Name:	Thomas Willardson
	Title:	Chief Financial Officer

BORROWER:
Energy Recovery, Inc., a Delaware
corporation, jointly and severally with
Pump Engineering, Inc., a Delaware
corporation